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                                                                    Exhibit 5(a)


                                                                   July 1, 1999




Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Re: Salomon Smith Barney Holdings Inc. - Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-38931)

Ladies and Gentlemen:

         I am the General Counsel of Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), the successor by merger to Salomon Smith Barney Holdings Inc., a Delaware corporation ("SSBH"). I refer to the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (File No. 333-38931) (the Registration Statement, as amended by the Amendment, is hereinafter referred to as "Registration Statement") relating to
(i) debt securities of the Company, which may be senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities"), (ii) junior subordinated debt securities (the "Junior Subordinated Debt Securities" and collectively with the Subordinated Securities and the Senior Securities, the "Debt Securities") issued in connection with the offering by certain affiliated business trusts (the "SSBH Trusts") of the Company of trust preferred securities (the "Trust Preferred Securities"), certain payments in respect of which will be guaranteed by the Company (the "Guarantees"), (iii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash that will be determined by reference to prices, yields, levels or other specified objective measure, (iv) shares of preferred stock of the Company (the "Preferred Stock"), and (v) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the "Depositary Shares"). The Debt Securities, Index Warrants, Preferred Stock and the Depositary Shares are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement, together with securities registered under previously filed registration statements, have an aggregate initial offering price of up to $11,710,346,786 (of which approximately $5.3 billion have previously been issued (the "Previously Issued Securities")) or the equivalent thereof in foreign currencies or composite currencies and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Act").
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Salomon Smith Barney Holdings Inc.
July 1, 1999
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         Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities (other than the Previously Issued Securities) will be issued under an Indenture dated as of March 15, 1987, as supplemented (the "Senior Indenture") between the Company, as successor obligor, and The Bank of New York (the "Senior Trustee"), as Trustee; the Subordinated Securities will be issued under an Indenture dated as of December 1, 1988, as supplemented (the "Subordinated Indenture"), between the Company, as successor obligor, and Bankers Trust Company (the "Subordinated Trustee"), as Subordinated Trustee and the Junior Subordinated Debt Securities (other than the Previously Issued Securities) will be issued under an Indenture (the "Junior Subordinated Indenture") between the Company, as successor obligor, and The Chase Manhattan Bank (the "Junior Subordinated Trustee"), as Trustee. The Junior Subordinated Trustee, the Senior Trustee and the Subordinated Trustee, are each hereinafter referred to as a "Trustee". The Index Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Warrant Agreement. The Preferred Stock will be issued pursuant to a Certificate of Designations (the "Certificate of Designations") relating to a particular series of Preferred Stock. The Depositary Shares will be issued under a Deposit Agreement (the "Deposit Agreement"). The Guarantees (other than the Previously Issued Securities) will be issued by the Company pursuant to one or more Guarantee Agreements between the Company and the Junior Subordinated Trustee, for the benefit of the holders of the Trust Preferred Securities.

         The Previously Issued Securities consist of: (a) Senior Securities (the "Previously Issued Senior Securities"), issued under (i) the Senior Indenture; provided that at the time of issuance thereof, SSBH was the obligor on such Indenture or (ii) the Indenture (the "Original Senior Indenture"), dated of December 1, 1988, as supplemented between SSBH, as obligor, and The First National Bank of Chicago, as successor trustee; provided that prior to October 8, 1998, the trustee thereon was Citibank, N.A., (b) Junior Subordinated Debt Securities (the "Previously Issued Junior Subordinated Debt Securities") issued under the Junior Subordinated Indenture dated as of January 28, 1998 (c) a Guarantee (the "Previously Issued Guarantee") issued pursuant to a Guarantee Agreement dated as of January 28, 1998 with The Chase Manhattan Bank, as Guarantee Trustee and (d) Index Warrants (the "Previously Issued Index Warrants") issued under a Warrant Agreement dated as of July 22, 1998 with Citibank, N.A.

         I, or persons employed by the Company or its affiliates with whom I have consulted, have examined and are familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.
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Salomon Smith Barney Holdings Inc.
July 1, 1999
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         Based upon and subject to the foregoing and assuming that, (a) with respect to all Offered Securities other than the Previously Issued Securities
(i) the Registration Statement and any amendments thereto (including the Amendment and any other post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement, Pricing Supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, Pricing Supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price (not less than the par or stated value in the case of the Preferred Stock) and in accordance with the terms of such agreement and as set forth in the Registration Statement and the Prospectus Supplement(s), Pricing Supplement(s) or term sheet(s) referred to therein; and (vi) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof (including in the case of the Preferred Stock, the adoption of a Certificate of Designations) and will take any other appropriate additional corporate action, and (b) with respect to the Previously Issued Securities (i) the Registration Statement and any amendments thereto (including the Amendment and any other post-effective amendments) will have become effective and comply with all applicable laws; (ii) all Previously Issued Securities have been issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, Pricing Supplement and/or term sheet; (iii) the parties to the documents I have examined, other than the Company and the SSBH Trusts, had the power, corporate or other, to enter into and perform all obligations thereunder, (iv) the such documents have been duly authorized by all requisite action, corporate or other, and executed and delivered by such parties, and (v) such documents constitute valid and binding obligations of such parties, I am of the opinion that:

         1. The Company is a duly organized and existing corporation under the laws of the State of Delaware.

         2. With respect to Debt Securities to be issued under either the Senior Indenture, Subordinated Indenture or Junior Subordinated Indenture, other than the Previously Issued Securities, assuming the (i) due qualification of the Trustee and the applicable Indenture under the Trust Indenture Act of 1939, (ii) due authorization, execution, and delivery of the applicable Indenture by the Trustee, and (iii) due execution, authentication and delivery of the Debt Securities in accordance with the terms of the applicable Indenture, such Debt Securities will be legal, valid and binding obligations of the Company and will be entitled to the benefits of the
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Salomon Smith Barney Holdings Inc.
July 1, 1999
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applicable Indenture. The Previously Issued Senior Securities issued under the
Senior Indenture or the Original Senior Indenture and the Previously Issued Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture are legal, valid and binding obligations of the Company and are entitled to the benefits of the applicable Indenture.

         3. With respect to the Index Warrants, other than the Previously Issued Index Warrants, assuming the (i) due authorization, execution and delivery of the applicable Warrant Agreement by the Warrant Agent, and (ii) due execution, countersignature and delivery of the Index Warrants, such Index Warrants will be legal, valid and binding obligations of the Company. The Previously Issued Index Warrants are the legal, valid and binding obligations of the Company.

         4. With respect to shares of Preferred Stock, assuming the due execution, countersignature and delivery of certificates representing the shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         5. With respect to the Depositary Shares, assuming the (i) due authorization, execution and delivery of the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts by the Depositary appointed by the Company, (ii) the deposit of the shares of Preferred Stock underlying such Depositary Shares with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement under the applicable Deposit Agreement, and (iii) due execution, countersignature and delivery of the Depositary Receipts representing the Depositary Shares, such Depositary Shares will be validly issued.

         6. With respect to the Guarantees, other than the Previously Issued Guarantee, assuming the due authorization, execution and delivery of the applicable Guarantee Agreement by the Junior Subordinated Trustee, such Guarantees will be legal, valid and binding obligations of the Company. The Previously Issued Guarantee is the legal, valid and binding obligation of the Company.

         Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.
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Salomon Smith Barney Holdings Inc.
July 1, 1999
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         My opinion is limited to matters governed by the Federal laws of the
United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. I consent to the filing of this opinion in the Registration Statement as Exhibit 5 thereto and to the reference to my name in the Prospectuses and Prospectus Supplements constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                                 Very truly yours,
                                                 /s/ Joan Guggenheimer

                                                 Joan Guggenheimer
                                                 General Counsel and Secretary